AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 1999

                                                   REGISTRATION NO. 333-70279-3

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

               --------------------------------------------------

                        POST EFFECTIVE AMENDMENT NO. 3 TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

               --------------------------------------------------

                                   AT&T CORP.

             (Exact name of Registrant as specified in its charter)

         NEW YORK                     4811                  13-4924710
 (State of incorporation)       (Primary Standard        (I.R.S. Employer
                                   Industrial             Identification
                           Classification Code Number)        Number)

                            32 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10013-2412
                                 (212) 387-5400

          (Address, including zip code, and telephone number, including area code, of the Registrant's principal executive offices)

                               --------------------
                             MARILYN J. WASSER, ESQ.
                       VICE PRESIDENT - LAW AND SECRETARY
                                   AT&T CORP.
                             295 NORTH MAPLE AVENUE
                            BASKING RIDGE, NEW JERSEY
                                  (908) 221-2000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

STEVEN A. ROSENBLUM, ESQ.   STEPHEN M. BRETT, ESQ.    FREDERICK H. MCGRATH, ESQ.
WACHTELL, LIPTON, ROSEN &  TELE-COMMUNICATIONS, INC.     BAKER & BOTTS, L.L.P.
           KATZ                 TERRACE TOWER II          599 LEXINGTON AVENUE
    51 WEST 52ND STREET         5619 DTC PARKWAY       NEW YORK, NEW YORK 10022
 NEW YORK, NEW YORK 10019    ENGLEWOOD, COLORADO 80111    (212) 705-5000
      (212) 403-1000            (303) 267-5500


                               --------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective.

      IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX.

===============================================================================

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
   NO.

2.01* Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998, among the Registrant, Italy Merger Corp. and Tele-Communications, Inc. ("TCI") (the "Merger Agreement") (included as Appendix A to the Proxy Statement/Prospectus). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

2.02*     Terms of Tax Sharing Agreement between the Registrant and TCI.

2.03* Form of Certificate of Incorporation and Bylaws of Liberty Media Corporation.

2.04*     Form of Contribution Agreement.

2.05*     Form of LLC Agreement of Liberty Media Group LLC.

2.06*     Intercompany Agreement Principles.

2.07*     Certain Terms of Inter-Group Agreement.

2.08* Voting Agreement, dated as of June 23, 1998, and amended and restated as of October 9, 1998, among the Registrant, Dr. John
          C. Malone and Leslie Malone.

4.01* No instrument which defines the rights of holders of long term debt, of the Registrant and all of its consolidated subsidiaries, is filed herewith pursuant to Regulation S-K, Item 601(b)(4)(iii)(A). Pursuant to this regulation, the Registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request.

5.01* Opinion of Robert S. Feit, General Attorney and Assistant Secretary of the Registrant, as to the legality of the securities being registered.

 8.01 Opinion of Wachtell, Lipton, Rosen & Katz as to certain U.S. federal income tax matters.

 8.02 Opinion of Baker & Botts, L.L.P. as to certain U.S. federal income tax matters.

23.01*    Consent of Robert S. Feit (included in Exhibit 5.01).

23.02*    Consent of Credit Suisse First Boston Corporation.

23.03*    Consent of Goldman, Sachs & Co.

23.04*    Consent of Donaldson, Lufkin & Jenrette Securities Corporation.

23.05*    Consent of PricewaterhouseCoopers LLP.


_____________________
* Previously filed.

EXHIBIT
 NO.
------

23.06*    Consent of KPMG LLP.

23.07*    Consent of KPMG LLP.

23.08*    Consent of KPMG LLP.

23.09*    Consent of KPMG LLP.

23.10*    Consent of KPMG LLP.

23.11*    Consent of KPMG Audit Plc.

23.12*    Consent of Deloitte & Touche LLP.

23.13*    Consent of KPMG LLP.

23.14*    Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.01).

23.15*    Consent of Baker & Botts, L.L.P. (included in Exhibit 8.02).

24.01*    Powers of attorney.

99.01* Form of Proxy Card to be used in connection with the Special Meeting of Shareholders of the Registrant.

99.02* Form of Proxy Card to be used in connection with the Special Meeting of Shareholders of TCI.



________________
*Previously filed

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of March, 1999.

                                   AT&T CORP.

                                   By: /s/ Marilyn J. Wasser
                                      Name:  Marilyn J. Wasser
                                      Title: Vice President - Law and
                                               Secretary

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



            SIGNATURE                            CAPACITY

    PRINCIPAL EXECUTIVE OFFICER:

C. Michael Armstrong*                  Chairman and Chief Executive Officer

    PRINCIPAL FINANCIAL OFFICER:

Daniel E. Somers*                      Senior Executive Vice President
                                         and Chief Financial Officer

    PRINCIPAL ACCOUNTING OFFICER:

Nicholas S. Cyprus*                     Controller and Chief Accounting Officer


     DIRECTORS
C. Michael Armstrong*
Kenneth T. Derr*
M. Kathryn Eickhoff*
Walter Y. Elisha*
George M. C. Fisher*
Donald V. Fites*
Ralph S. Larsen*
Donald F. McHenry*
Michael I. Sovern*
Sanford I. Weill*
Thomas H. Wyman*
John D. Zeglis*

 * By: /s/ Marilyn J. Wasser
      Marilyn J. Wasser
     (Attorney-In-Fact)

 March 12, 1999

                                  EXHIBIT INDEX

EXHIBIT                                                               PAGE
  NO.                        DOCUMENT DESCRIPTION                      NO.


 2.01 * Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998, among the Registrant, Italy Merger Corp. and Tele-Communications, Inc. ("TCI") (the "Merger Agreement") (included as Appendix A to the Proxy Statement/Prospectus). The Registrant agrees to furnish supplementally a copy of any omitted schedule of the Commission upon request.

 2.02 *   Terms of Tax Sharing Agreement between the Registrant and TCI.

 2.03 * Form of Certificate of Incorporation and Bylaws of Liberty Media Corporation.

 2.04 *   Form of Contribution Agreement.

 2.05 *   Form of LLC Agreement of Liberty Media Group LLC.

 2.06 *   Intercompany Agreement Principles.

 2.07 *   Certain Terms of Inter-Group Agreement.

 2.08 * Voting Agreement, dated as of June 23, 1998, and amended and restated as of October 9, 1998, among the Registrant, Dr. John C. Malone and Leslie Malone.

 4.01 * No instrument which defines the rights of holders of long term debt, of the Registrant and all of its consolidated subsidiaries, is filed herewith pursuant to Regulation S-K, Item 601(b)(4)(iii)(A). Pursuant to this regulation, the Registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request.

 5.01 * Opinion of Robert S. Feit, General Attorney and Assistant Secretary of the Registrant, as to the legality of the securities being registered.

  8.01 Opinion of Wachtell, Lipton, Rosen & Katz as to certain U.S. federal income tax matters.

  8.02    Opinion of Baker & Botts, L.L.P. as to certain U.S.
          federal income tax matters.

 23.01 *  Consent of Robert S. Feit (included in Exhibit 5.01.)

 23.02 *  Consent of Credit Suisse First Boston Corporation.

 23.03 *  Consent of Goldman, Sachs & Co.

 23.04 *  Consent of Donaldson, Lufkin & Jenrette Securities
          Corporation.


___________________
* Previously filed.

EXHIBIT                                                               PAGE
  NO.                        DOCUMENT DESCRIPTION                      NO.


 23.05 *  Consent of PricewaterhouseCoopers LLP

 23.06 *  Consent of KPMG LLP.

 23.07 *  Consent of KPMG LLP.

 23.08 *  Consent of KPMG LLP.

 23.09 *  Consent of KPMG LLP.

 23.10 *  Consent of KPMG LLP.

 23.11 *  Consent of KPMG Audit Plc.

 23.12 *  Consent of Deloitte & Touche LLP.

 23.13 *  Consent of KPMG LLP.

 23.14 *  Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.01).

 23.15 *  Consent of Baker & Botts, L.L.P. (included in Exhibit 8.02).

 24.01 *  Powers of attorney.

 99.01 * Form of Proxy Card to be used in connection with the Special Meeting of Shareholders of the Registrant.

 99.02 * Form of Proxy Card to be used in connection with the Special Meeting of Shareholders of TCI.




_____________________
*Previously filed.